Exhibit 23.2


           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
           -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 registration statement of our report dated April 15, 1999 included in Consolidated Capital of North America, Inc's. Form 10-KSB for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                              /s/  ARTHUR ANDERSEN LLP




Los Angeles, California
April 21, 1999